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                                 EXHIBIT 11.1

                                 ENCAD, INC.
           STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


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
                                              Three months ended  Nine months ended
                                              September 30, 1996  September 30, 1996
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
EARNINGS PER SHARE
(in thousands, except for per share amounts)

PRIMARY

Weighted average number of common
  shares outstanding                                  11,220              11,192
Assumed exercise of outstanding stock
  options (1)                                            720                 606
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Weighted average common and common
  equivalent shares                                   11,940              11,798
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Net income                                          $  3,732            $  8,636
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                                              ------------------  ------------------
Primary earnings per share                          $    .31            $    .73
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FULLY DILUTED EARNINGS PER SHARE

Weighted average number of common
  shares outstanding                                  11,220              11,192
Assumed exercise of outstanding stock
  options (1)                                            810                 836
                                              ------------------  ------------------
Weighted average common and common
  equivalent shares                                   12,030              12,028
                                              ------------------  ------------------
                                              ------------------  ------------------
Net income                                          $  3,732            $  8,636
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Fully diluted earnings per share                    $    .31            $    .73
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(1)  Computed using the treasury stock method.

                                     S-1